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                                [COOPERS
                               & LYBRAND]

                                                               EXHIBIT NO. 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


     We consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated March 20, 1996 on our audits of the Consolidated Financial Statements of Filene's Basement Corp. as of February 3, 1996 and for the two years ended February 3, 1996 and January 28, 1995, which report is included in the 1996 Annual Report to Stockholders.


                                           /s/  Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 30, 1997




Coopers & Lybrand is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.